UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2008
KORN/FERRY INTERNATIONAL
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1900 Avenue of the Stars, Suite 2600
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 552-1834
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed, on July 14, 2008 Korn/Ferry International (the “Company”) entered into a letter agreement with Paul C. Reilly, Executive Chairman of the Board, extending Mr. Reilly’s employment for the period from July 1, 2008 through June 30, 2009. The letter agreement allowed for bonus amounts for critical special assignments such as interim president of Europe, Middle East and Africa. On September 22, 2008 the Compensation Committee of the Company’s Board of Directors approved parameters under which Mr. Reilly may receive from $250,000 to $1,000,000 based upon his performance for this assignment. Consistent with its process for other market and geographic leaders, the Company established objectives against which Mr. Reilly’s performance will be evaluated to determine the actual level of compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: September 26, 2008
/s/ Peter L. Dunn

(Signature)
	Name:	Peter L. Dunn
	Title:	General Counsel and Corporate Secretary